UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2025
____________________________________________

COPT DEFENSE PROPERTIES
(Exact name of registrant as specified in its charter)

Maryland	1-14023	23-2947217
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

6711 Columbia Gateway Drive, Suite 300, Columbia, MD	21046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (443) 285-5400

____________________________________________

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of beneficial interest, $0.01 par value	CDP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.             Entry into a Material Definitive Agreement

On October 6, 2025, COPT Defense Properties (“CDP”) and COPT Defense Properties, L.P. (“CDPLP”) (collectively referred to herein as the “Company”) entered into the second amendment (the “Amendment”) to credit agreement (as amended, the “Amended Credit Agreement”) with a group of lenders, including: KeyBank National Association; PNC Bank, National Association; TD Bank National Association; M&T Bank, a New York banking corporation; Wells Fargo Bank, National Association; Fifth Third Bank, National Association; JPMorgan Chase Bank, N.A.; and Synovus Bank. The Amendment amends the terms of the credit agreement dated as of October 26, 2022, as subsequently amended by the first amendment to the credit agreement dated as of September 6, 2023, governing the Company’s unsecured revolving credit facility (the “Revolving Credit Facility”) and unsecured term loan facility (the “Term Loan”). See the description of this matter in Item 2.03 below.

Item 2.03.             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 6, 2025, the Company entered into the Amendment. The resulting Amended Credit Agreement includes the following provisions:

•for the Revolving Credit Facility:
•an aggregate commitment by the lenders of $800.0 million (increased from $600.0 million), which includes such lenders’ obligation to make revolving loans as well as issue up to $100.0 million under a letter of credit subfacility and up to $100.0 million under a swingline subfacility (same day draw requests);
•changes to the interest terms of the facility such that the variable interest rate is based on one of the following, to be selected by CDPLP: (1) the Secured Overnight Financing Rate (“SOFR”) rate for the interest period designated by CDPLP plus 0.725% to 1.400%, as determined by the credit ratings assigned to CDPLP by S&P Global Ratings, Moody’s Investors Service, Inc. or Fitch Ratings, Inc. (collectively, the “Ratings Agencies”) or otherwise specified under the Amended Credit Agreement; or (2)(a) the greater of: (i) the prime rate of the lender then acting as the administrative agent, (ii) the Federal Funds Rate, as defined in the Amended Credit Agreement, plus 0.50% or (iii) the SOFR rate for a one-month interest period plus 1.0%; plus (b) 0.00% to 0.40%, as determined by the credit ratings assigned to CDPLP by the Ratings Agencies or otherwise specified under the Amended Credit Agreement;
•a quarterly fee based on the average daily amount of the lenders’ aggregate commitment under the facility multiplied by a per annum rate of 0.125% to 0.300%, as determined by the credit ratings assigned to CDPLP by the Ratings Agencies or otherwise specified under the Amended Credit Agreement; and
•an extension of the maturity date from October 26, 2026 to October 5, 2029, with the ability for CDPLP to further extend such maturity by two six-month periods at its option, provided that there is no default under the Amended Credit Agreement and CDPLP pays an extension fee of 0.0625% of the total availability under the facility for each extension period;
•for the Term Loan:
•changes to the interest terms of the Term Loan such that the variable interest rate is based on one of the following, to be selected by CDPLP: (1) the SOFR rate for the interest period designated by CDPLP plus 0.85% to 1.700%, as determined by the credit ratings assigned to CDPLP by the Ratings Agencies or otherwise specified under the Amended Credit Agreement; or (2)(a) the greater of: (i) the prime rate of the lender then acting as the administrative agent, (ii) the Federal Funds Rate, as defined in the Amended Credit Agreement, plus 0.50% or (iii) the SOFR rate for a one-month interest period plus 1.0%; plus (b) 0.00% to 0.70%, as determined by the credit ratings assigned to CDPLP by the Ratings Agencies or otherwise specified under the Amended Credit Agreement; and
•maintained the Term Loan’s maturity date of January 30, 2026, with the ability for CDPLP to further extend such maturity by two 12-month periods at its option, provided that there is no default under the Amended Credit Agreement and CDPLP pays an extension fee of 0.125% of the outstanding term loans under the Amended Credit Agreement for each extension period; and
•the ability for CDPLP to request an additional $575.0 million (increased from $525.0 million), in the aggregate, under the Amended Credit Agreement in future increases in the aggregate commitment under the Revolving Credit Facility, new term loans, increases to existing term loans or any combination thereof provided that there is no default under the Amended Credit Agreement and subject to the approval of the lenders.

The description of the Amendment contained herein is qualified in its entirety by reference to the terms of the Amendment, filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits

(d)     Exhibits.

Exhibit Number	Exhibit Title
99.1
Second Amendment to Credit Agreement, dated as of October 6, 2025, by and among COPT Defense Properties, L.P.; COPT Defense Properties; KeyBank National Association; PNC Bank, National Association; TD Bank National Association; M&T Bank, a New York Banking Corporation; Wells Fargo Bank, National Association; Fifth Third Bank, National Association; JPMorgan Chase Bank, N.A.; and Synovus Bank (filed herewith).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPT DEFENSE PROPERTIES

/s/ Anthony Mifsud
Anthony Mifsud
Executive Vice President and Chief Financial Officer

Date:	October 10, 2025